UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2013

Bacterin International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 30, 2013, we entered into a Fourth Amendment to our Credit Agreement with ROS Acquisition Offshore LP (“ROS”) to allow our Board of Directors and its Committees to meet in executive session without the ROS Board observer present at any time as long as we continue to be listed on a stock exchange which requires that our Board of Directors and its Committees have the ability to exclude the ROS Board observer in order to be in compliance with applicable stock exchange rules and policies.

The foregoing description of the Fourth Amendment to our Credit Agreement is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 10.25 and incorporated by reference herein. The original version of our Credit Agreement with ROS is attached as an exhibit to our Form 8-K filed on August 28, 2012.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

10.25	Fourth Amendment to Credit Agreement dated August 30, 2013 by and between Bacterin and ROS Acquisition Offshore LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2013	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ Daniel Goldberger
Name: Daniel Goldberger
Title: CEO

Exhibit Index

Exhibit No	Description

10.25	Fourth Amendment to Credit Agreement dated August 30, 2013 by and between Bacterin and ROS Acquisition Offshore LP.